Exhibit 10.17

WAIVER AND SECOND AMENDMENT TO

LOAN AND SECURITY AGREEMENT

THIS WAIVER AND SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Agreement”) is made and entered into as of the 14th day of April, 2005, among FCC, LLC, d/b/a First Capital, a Florida limited liability company (“Lender”), DATREK PROFESSIONAL BAGS, INC., a Florida corporation formerly known as Datrek Acquisition, Inc. (“Datrek”), and MILLER GOLF COMPANY, a Florida corporation formerly known as Miller Acquisition, Inc. (“Miller”; Datrek and Miller are referred to herein individually as a “Borrower” and collectively as the “Borrowers”).

W I T N E S S E T H:

WHEREAS, Borrowers and Lender are parties to that certain Loan and Security Agreement dated as of October 15, 2004 (as amended, restated, modified or supplemented from time to time, the “Loan Agreement”); and

WHEREAS, Borrowers and Lender desire to amend the Loan Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. All capitalized terms used herein and not otherwise expressly defined herein shall have the respective meanings given to such terms in the Loan Agreement.

2. Borrowers hereby acknowledge and agree that Borrowers are in default under Section 6 of the Loan Agreement and clause (b) of Item 21 of the Schedule to the Loan Agreement as a result of Borrowers’ failure to comply with the financial covenant described therein as of December 31, 2004 (the “Existing Default”). Lender hereby waives the Existing Default.

3. The Loan Agreement is amended by deleting Item 21 of the Schedule to the Loan Agreement and substituting the following in lieu thereof:

21. Financial Covenant:

Borrowers shall maintain, on a consolidated basis, a ratio of Borrowers’ (a) net income (excluding extraordinary gains) before provision for interest expense, taxes, depreciation and amortization, to (b) interest expense, plus payments of principal actually made or scheduled to be made with respect to indebtedness (other than scheduled but unpaid payments on Subordinated Debt and principal payments on revolving loans under this Agreement), plus payments with respect to capitalized leases, plus taxes, plus dividends and distributions, plus unfinanced capital expenditures, of at least (i) 1.0 to 1 for the measurement dates of May 31, 2005 and June 30, 2005, and (ii) 1.5 to 1 for each measurement date thereafter. Such ratio shall be measured as of the end of each calendar month from and after May 31, 2005 and shall be calculated (y) for each calendar month end through and including February 28, 2006, for the period from March 1, 2005 through and including the last day of the calendar month most recently ended, and (z) for each calendar month end from and after March 31, 2006, for the twelve-month period then ended.

In determining compliance with the covenant described above through and including October 15, 2005, Borrowers may exclude costs and expenses relating to the Mergers and the Acquisitions (but not any portion of the purchase price with respect thereto) in an aggregate amount not to exceed the lesser of the actual amount of such costs and expenses and $600,000.

4. Each Borrower hereby restates, ratifies, and reaffirms each and every term, condition representation and warranty heretofore made by it under or in connection with the execution and delivery of the Loan Agreement, as amended hereby, and the other Loan Documents, as fully as though such representations and warranties had been made on the date hereof and with specific reference to this Agreement and the Loan Documents.

5. Except as set forth herein, the Loan Agreement shall be and remain in full force and effect as originally written, and shall constitute the legal, valid, binding and enforceable obligation of Borrowers to Lender.

6. In consideration of the accommodations made by Lender hereunder, Borrowers jointly and severally agree to pay to Lender (a) an amendment fee of $10,000 on the date hereof, and (b) on demand all costs and expenses of Lender in connection with the preparation, execution, delivery and enforcement of this Agreement and the other Loan Documents and any other transactions contemplated hereby and thereby, including, without limitation, the fees and out-of-pocket expenses of legal counsel to Lender. Such amendment fee shall be fully earned on the date hereof and is not subject to refund or rebate. Such amendment fee constitutes a fee for services and is not interest or a charge for the use of money.

7. To induce Lender to enter into this Agreement, each Borrower hereby represents and warrants that, as of the date hereof, and after giving effect to the terms hereof, there exists no Default under the Loan Agreement or any of the other Loan Documents other than the Existing Default.

8. To induce Lender to enter into this Agreement, each Borrower (a) acknowledges and agrees that no right of offset, defense, counterclaim, claim or objection exists in favor of any Borrower against Lender arising out of or with respect to the Loan Agreement, the other Loan Documents, the Obligations, or any other arrangement or relationship between Lender and one or more Borrowers, and (b) releases, acquits, remises and forever discharges Lender and its affiliates and all of their past, present and future officers, directors, employees, agents, attorneys, representatives, successors and assigns from any and all claims, demands, actions and causes of action, whether at law or in equity, whether now accrued or hereafter maturing, and whether known or unknown, which any Borrower now or hereafter may have by reason of any manner, cause or things to and including the date of this Agreement with respect to matters arising out of or with respect to the Loan Agreement, the other Loan Documents, the Obligations, or any other arrangement or relationship between Lender and one or more Borrowers.

9. Each Borrower acknowledges that (a) except as expressly set forth herein, Lender has not agreed to (and has no obligation whatsoever to discuss, negotiate or agree to) any restructuring, modification, amendment, waiver or forbearance with respect to the Obligations or any of the terms of the Loan Documents, (b) no understanding with respect to any other restructuring, modification, amendment, waiver or forbearance with respect to the Obligations or any of the terms of the Loan Documents shall constitute a legally binding agreement or contract, or have any force or effect whatsoever, unless and until reduced to writing and signed by authorized representatives of each Borrower and Lender, and (c) the execution and delivery of this Agreement has not established any course of dealing among the parties hereto or created any obligation or agreement of Lender with respect to any future restructuring, modification, amendment, waiver or forbearance with respect to the Obligations or any of the terms of the Loan Documents.

10. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

11. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

12. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia, other than its laws respecting choice of law.

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IN WITNESS WHEREOF, Borrowers and Lender have caused this Agreement to be duly executed as of the date first above written.

DATREK PROFESSIONAL BAGS, INC., a Florida corporation f/k/a Datrek Acquisition, Inc.

By:	/s/ Dennis Ryan
Name:	Dennis Ryan
Title:	President

MILLER GOLF COMPANY, a Florida corporation f/k/a Miller Acquisition, Inc.

By:	/s/ Michael S. Hedge
Name:	Michael S. Hedge
Title:	President

RYAN HOLDINGS, INC., a Tennessee corporation f/k/a Datrek Professional Bags, Inc.

By:	/s/ Deborah Ryan
Name:	Deborah Ryan
Title:	President

FCC, LLC, d/b/a First Capital

By:	/s/ Evan G. Jones
Evan G. Jones, Senior Vice President

Each of the undersigned acknowledges the foregoing and agrees that the respective Information and Support Agreement to which by each of the undersigned is party dated as of October 15, 2004 in favor of Lender remains in full force and effect, subject to no right of offset, claim or counterclaim.

/s/ Dennis Ryan
DENNIS RYAN

/s/ Deborah Ryan
DEBORAH RYAN

/s/ Michael Hedge
MICHAEL HEDGE

STANFORD VENTURE CAPITAL HOLDINGS, INC.

By:	/s/ James M. Davis
Name:	James M. Davis
Title:	President

The undersigned acknowledges the foregoing and agrees that the Guaranty of the undersigned dated as of October 15, 2004 in favor of Lender and all documentation with respect to cash collateral of the undersigned pledged to Lender remains in full force and effect, subject to no right of offset, claim or counterclaim.

DATREK MILLER INTERNATIONAL, INC.

By:	/s/ Michael S. Hedge
Name:	Michael S. Hedge
Title:	Chief Executive Officer

NOTARY JURAT FOR EXECUTION OF

WRITTEN OBLIGATIONS TO PAY MONEY

On this the      day of April, 2005, before me, the undersigned, a Notary Public in and for the State of                     , County of                     ,                                  personally appeared, who is personally known to me or proved to me on the basis of satisfactory evidence to be the                      of each of Datrek Professional Bags, Inc., a Florida corporation, and Miller Golf Company, a Florida corporation, who, being by me first duly sworn, stated that:

1.	He executed the foregoing Second Amendment to Loan and Security Agreement on behalf of each such corporation pursuant to its by-laws or a resolution of its board of directors, said execution taking place in the State of , County of ; and

2.	He has this day delivered the foregoing Second Amendment to Loan and Security Agreement to FCC, LLC, d/b/a FIRST CAPITAL, at Cobb County, Georgia via overnight courier.

Signature of Borrower’s Officer:

By:
Name:

Sworn to and subscribed before me this day of April, 2005:

Notary Signature

My Commission Expires:

[Affix Notarial Seal]

AFFIDAVIT REGARDING DELIVERY

On this the      day of April, 2005, before me, the undersigned, a Notary Public in and for the State of Georgia, County of                     , Evan G. Jones personally appeared, personally known to me or proved to me on the basis of satisfactory evidence to be a Senior Vice President of FCC, LLC, d/b/a FIRST CAPITAL, who, being by me first duly sworn, stated that he has received delivery of the foregoing Second Amendment to Loan and Security Agreement on behalf of FCC, LLC, d/b/a FIRST CAPITAL in the State of Georgia, County of Cobb.

Signature of Officer of FCC, LLC, d/b/a First Capital

By:
Evan G. Jones, Senior Vice President

Sworn to and subscribed before me this day of April, 2005:

Notary Signature

My Commission Expires:

[Affix Notarial Seal]